UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Chuy’s Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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June 13, 2024
Dear Chuy’s Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Chuy’s Holdings, Inc. The meeting will be held on Thursday, August 1, 2024, beginning at 9:00 a.m., Central time, at the Chuy’s headquarters located at 1623 Toomey Rd., Austin, TX 78704.
Information about the meeting and details concerning the matters to be acted upon at the meeting are described in the following notice of Annual Meeting and proxy statement. We hope that you will plan to attend the Annual Meeting.
It is important that your shares be represented. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly return a proxy card in the provided pre-addressed, postage-paid envelope.
We look forward to seeing you at the meeting on August 1st.
Sincerely,
Steve Hislop
Chairman, President and Chief Executive Officer

CHUY’S HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on August 1, 2024

The 2024 Annual Meeting of Stockholders of Chuy’s Holdings, Inc. (the “Company”) will be held on August 1, 2024, beginning at 9:00 a.m., Central time, at the Chuy’s headquarters located at 1623 Toomey Rd., Austin, TX 78704. The meeting will be held for the following purposes:
1.    to elect two directors to serve three year terms expiring at our 2027 Annual Meeting of Stockholders;
2.to approve, on an advisory basis, the compensation of our named executive officers;
3.to approve, on an advisory basis, the frequency in which the Company will hold future non-binding, advisory votes on executive compensation;
4.to approve an amendment to the Company’s Certificate of Incorporation to declassify the board of directors;
5.    to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024; and
6.    to transact such other business as may properly come before the meeting.
Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also enclosed or made available to our stockholders the Company’s 2023 Annual Report. Holders of record of the Company’s common stock as of the close of business on June 4, 2024 are entitled to notice of, and to vote at, the meeting.
Your vote is very important. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly return a proxy card in the provided pre-addressed, postage-paid envelope.

By Order of the Board of Directors,
Tim Larson
Vice President, General Counsel and Secretary
Austin, Texas
June 13, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2024.

The Company’s Notice of Annual Meeting, Proxy Statement and 2023 Annual Report to Stockholders are available on the internet at www.proxyvote.com.

-i-

Chuy’s Holdings, Inc.
1623 Toomey Road
Austin, Texas 78704

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors of Chuy’s Holdings, Inc. (the “Company”) for use at the Company’s 2024 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”) to be held on Thursday, August 1, 2024, beginning at 9:00 a.m., Central time, at the Chuy’s headquarters located at 1623 Toomey Rd., Austin, TX 78704. This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of Annual Meeting. A Notice of Internet Availability of Proxy Materials (the “Notice”) and this proxy statement and proxy card, are being mailed to stockholders beginning on or about June 14, 2024.
Record holders of the Company’s common stock as of the close of business on June 4, 2024 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of June 4, 2024, there were 17,230,284 shares of common stock outstanding.
You cannot vote your shares unless you are present at the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three ways:
•by internet: visit the website shown on your Notice or proxy card and follow the instructions; or
•by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or
•in writing: sign, date, and return a proxy card in the provided pre-addressed, postage-paid envelope.
You may revoke your proxy at any time prior to the vote at the Annual Meeting by:
•delivering a written notice revoking your proxy to the Company’s Secretary at the address above;
•delivering a new proxy bearing a date after the date of the proxy being revoked; or
•voting in person at the Annual Meeting.
Unless revoked as described above, all properly executed proxies, will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:
•FOR the election of the two nominees to serve as directors until the 2027 Annual Meeting of Stockholders;
•FOR the approval of the compensation of our named executive officers;
•FOR “1 YEAR” as the frequency in which the Company will hold future non-binding, advisory votes on the compensation of our named executive officers;
•FOR the approval of an amendment to the Company’s Certificate of Incorporation to declassify the board of directors;
•.FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024; and
•.at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2024, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum and are considered present and entitled to vote.
The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 - Election of directors	Plurality (that is, the largest number) of the votes cast (1)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect on the matter
No. 2 - Advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement	Affirmative vote of the majority of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter	No	Abstentions will have the effect of a vote cast against the matter Broker non-votes are not considered entitled to vote on the matter and will have no effect on the matter
No. 3 - Advisory vote on the frequency in which the Company will hold future non-binding, advisory votes on the compensation of our named executive officers	Affirmative vote of the majority of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter (2)	No	Abstentions will have the effect of a vote cast against the matter Broker non-votes are not considered entitled to vote on the matter and will have no effect on the matter
No. 4 - Approval of an amendment to the Company’s Certificate of Incorporation to declassify the board of directors	Affirmative vote of 66-2/3% of the outstanding shares of our common stock	No	Abstentions and broker non-votes will have the effect of a vote cast against the matter
No. 5 - Ratification of the appointment of RSM US LLP	Affirmative vote of the majority of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote cast against the matter
(1) Stockholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality vote, withhold votes will not effect whether any particular nominee has received sufficient votes to be elected.
(2) If no frequency receives the requisite vote, we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.
Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank, trustee, or nominee, or other similar evidence of ownership).

The Company pays the costs of soliciting proxies. We have engaged Georgeson LLC to serve as our proxy solicitor for the Annual Meeting at a base fee of $9,500 plus reimbursement of reasonable expenses. Georgeson will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. Our employees also may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

Proposal 1 –
Election of Directors
At the Annual Meeting, two directors will be elected to serve three-year terms expiring at our Annual Meeting of Stockholders in 2027. This section contains information relating to the two director nominees and the directors whose terms of office continue after the Annual Meeting. The director nominees were selected by the Nominating and Corporate Governance Committee and approved by the board of directors for submission to the stockholders. A non-management director initially recommended that the nominating and corporate governance committee consider Ms. Freda-Smith as a potential director candidate. The nominees for election are Mr. DeWitt and Ms. Freda-Smith. All currently serve as directors.
The board of directors recommends a vote “FOR” the election of each of the nominees.
Nominees to be elected for terms expiring at the Annual Meeting in 2027
Randall DeWitt, age 65, has served as a member of our board since October 2016. Randall is a well-known restaurant executive with over 29 years of restaurant experience. Randall is the Founder and has been the Chairman of FB Society, formerly known as Front Burner Restaurants since April 1994. FB Society currently has seven different concepts and is known for developing innovative restaurant concepts that span the fast casual, casual and upscale casual dining segments. FB Society operates, among others, Whiskey Cake, Sixty Vines, Mexican Sugar, and Haywire. Prior to founding FB Society, Randall worked for ten years in commercial real estate development and sales. The board concluded that Randall should serve as a director based on his operational and business development experience within the restaurant industry.
Nancy Freda-Smith, age 51, has served as a member of our board since May 2024. Since May 2017, Nancy has served as the Chief Audit Executive and Global Head of Asset Protection at Ralph Lauren Corporation, a global leader in the design, marketing, and distribution of premium lifestyle products. At Ralph Lauren, she leads various strategic functions, including internal audit, enterprise risk management, and asset protection where her primary responsibility is to identify and assess key business risks relating to cybersecurity, internal controls, and business continuity. From November 2011 to May 2017, Nancy also served in various Vice President positions at Ralph Lauren. Before Ralph Lauren, she was a Managing Director at Deloitte providing accounting, audit and business-advisory services working in the New York Metro and London offices, from September 1994 until November 2011. Nancy is a Certified Public Accountant as well as a Certified Fraud Examiner. The board concluded that Nancy should serve as a director based upon her experience as an executive and her extensive professional accounting, financial and risk management expertise.
Current directors whose terms expire at the Annual Meeting in 2025
Saed Mohseni, age 61, has served as a member of our board since September 2012 and has served as our lead independent director since May 2018. Saed served as the President and Chief Executive Officer and a director of Bob Evans Farms, Inc. from January 2016 until May 2017. In May 2017, he became the Chief Executive Officer of Bob Evans Restaurants, LLC and served in that position through May 2021. Since June 2021, he has served as the Executive Chairman and a member of the board of directors for Bob Evans Restaurants, LLC. Saed has more than 30 years of management experience in the restaurant industry. Prior to joining Bob Evans Farms, Inc., he served as director, President and Chief Executive Officer of Bravo Brio Restaurant Group, Inc., the parent company of BRAVO! Cucina Italiana, and BRIO Tuscan Grille restaurant chains, from 2007 to 2015. He assumed the additional role of President in 2009 and led the company through the IPO process in 2010. Prior to joining Bravo Brio, Saed worked at McCormick & Schmick for 21 years, where he held positions of increasing responsibility, including serving as a director from 2004 to 2007 and as Chief Executive Officer from 2000 to 2007 he led the company through the IPO process in 2004. Saed attended Portland State University and University of Oregon. The board concluded that Saed should serve as a director based upon his experience as an executive and board member and his knowledge of the restaurant industry.

Ira Zecher, age 71, has served as a member of our board since June 2011. Ira has been a Managing Member of ILZ, LLC, an accounting consulting firm since 2010. He previously served as a director, audit committee chairman and nominating and corporate governance committee member of the board of The Habit Restaurants, Inc. from August 2014 to March 2020 and as a director, audit committee chairman and compensation committee member of the board of Norcraft Companies, Inc. from October 2013 to May 2015. Prior to joining the Chuy’s board, Mr. Zecher was with Ernst & Young LLP, a registered public accounting firm, for over 36 years until his retirement as a Partner in 2010. From 1986 to 2010, he served as a Senior Transaction Advisory Services Partner and Far East Private Equity Leader for Ernst & Young, where he advised clients on mergers and acquisitions across a broad range of industries. Prior to joining the transaction advisory services group, Ira provided accounting, audit and business-advisory services to both public and private clients. He received his Bachelor's degree from Queens College of the City of New York. He is also a certified public accountant, a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He also completed the Executive Program of the Kellogg School of Management at Northwestern University. From 2010 to 2013, he taught in the Graduate Accounting program at Rutgers, the State University of New Jersey. The board concluded that Ira should serve as a director based upon his extensive professional accounting and financial expertise, which allows him to provide key contributions to the board on financial, accounting, corporate governance and strategic matters.
Current directors whose terms expire at the Annual Meeting in 2026
Steve Hislop, age 64, has served as President, Chief Executive Officer and a member of our board of directors since July 2007 and chairman of the board since May 2018. Mr. Hislop serves as President and Chief Executive Officer pursuant to the terms of an employment agreement between him and the Company. From July 2006 through June 2007, Steve was President and Chief Executive Officer of Sam Seltzer Steak House. Prior to that, Steve served as the Concept President and a member of the board of directors of O’Charley’s Restaurants, where he helped grow the business from 12 restaurants to a multi-concept company with 347 restaurants. Steve currently serves on the board of directors of Not Your Average Joe's, Inc. and Silver Diner, Inc., which are privately held companies. The board concluded that Steve should serve as a director based upon his operational expertise, knowledge of the restaurant industry and leadership experience.
Jon Howie, age 56, has served as our Chief Financial Officer since August 2011, as our Vice President since April 2013 and as a member of the board since May 2018. Mr. Howie serves as Vice President and Chief Financial Officer pursuant to the terms of an employment agreement between him and the Company. From March 2007 to July 2011, Jon served as the Chief Financial Officer of Del Frisco’s Restaurant Group, LLC. Prior to that, he served for five years as Controller and was then promoted to Chief Accounting Officer and then to Chief Financial Officer of Lone Star Steakhouse & Saloon, Inc. Jon is a certified public accountant and prior to joining Lone Star Steakhouse & Saloon, Inc. was employed as an Audit Senior Manager with Grant Thornton, LLP for one year and served at Ernst & Young LLP for 10 years where he held various audit positions of increasing responsibilities, including Audit Senior Manager. At Grant Thornton and Ernst & Young, he served as an accounting and business advisor to both private and public companies and advised a number of these companies in conjunction with their initial and secondary public offerings. The board concluded that Jon should serve as a director based upon his knowledge of the restaurant industry and our Company and his financial and leadership experience.
Jody Bilney, age 62, has served as a member of our board since April 2021. Jody served as the Chief Consumer Officer of Humana, Inc., a healthcare company, from 2013 until her retirement in 2020, where she led its transformation into a consumer-driven health enterprise across brand development, marketing, the consumer experience, digital, consumer analytics and corporate reputation enhancement. She also was responsible for the company’s Wellness Solutions business. Prior to Humana, Ms. Bilney served as Executive Vice President and Chief Brand Officer for Bloomin’ Brands, Inc., an upscale-casual dining restaurant company with Outback Steakhouse as its flagship chain from 2006 to 2013. There she headed various departments including brand and business strategy, marketing, corporate communications and business development across the enterprise. She was also a key member of the management team that positioned the company for a successful IPO in 2012. Prior to Bloomin’ Brands, she held senior executive positions at Charles Schwab and Verizon, where she led consumer-focused brand-transformation initiatives. Ms. Bilney is a member of the Board of Directors of Masonite, Inc (NYSE: DOOR), Alignment Healthcare (NASDAQ: ALHC) and Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL). She earned a Bachelor of Science degree in Economics, with a minor in Marketing, from Clemson University. The board concluded that Jody should serve as a director based on her knowledge of the restaurant industry and her extensive brand development and business strategy experience.

Proposal 2 –
Advisory Vote to Approve the Compensation of our Named Executive Officers
Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are submitting the compensation of our named executive officers as disclosed in this proxy statement to our stockholders for an advisory vote.
As described below under the heading “Executive Compensation,” we seek to provide compensation to each named executive officer that is designed to attract, motivate and retain our executive officers. Our compensation program is designed to reward both individual and company performance, while aligning the financial interests of each named executive officer with the interests of our stockholders. The compensation committee sets compensation for each named executive officer at a level it believes is appropriate considering each named executive officer’s annual review, level of responsibility, awards and compensation paid in the past year and progress toward or attainment of previously set personal and corporate goals and objectives.
The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading “Executive Compensation” in this proxy statement. We are asking our stockholders to approve the following advisory resolution at our Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The vote is advisory and is not binding on the Company, our board of directors or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation program for our executive officers. At our 2018 annual meeting of stockholders, a majority of our stockholders voted in favor of holding advisory votes on the compensation of our named executive officers on an annual basis. In light of this vote, our board of directors determined to hold such advisory votes annually. Assuming our stockholders again vote for holding advisory votes on the compensation of our named executive officers on an annual basis, the next advisory vote following this year’s vote will be held at the 2025 annual meeting of stockholders.
The board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

Proposal 3 –
Advisory Vote on the Frequency in Which the Company Will Hold Future Non-Binding, Advisory Votes on Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are submitting the frequency of future non-binding, advisory votes on the compensation of our named executive officers to an advisory vote of our stockholders. In voting on this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding, advisory votes on executive compensation every one year, every two years, or every three years. Stockholders also may, if they wish, abstain from voting on this proposal.
Our board of directors has determined that a non-binding, advisory vote each year on executive compensation is the most appropriate approach for the Company and its stockholders. In making its recommendation, our board of directors considered that an annual non-binding, advisory vote on executive compensation allows our stockholders to provide us with timely and direct input on our compensation policies, programs and practices.
Our board of directors recommends that you vote for an annual non-binding, advisory vote on executive compensation. This vote is advisory and not binding on the Company or our board of directors. However, our board of directors intends to evaluate the voting results on this proposal in determining how frequently the Company will submit non-binding, advisory votes on executive compensation to our stockholders.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). Stockholders are not voting to approve or disapprove the recommendation of the board of directors.
The board of directors recommends a vote for “1 YEAR” as the frequency in which the Company will hold future non-binding, advisory votes on executive compensation.

Proposal 4 –
Approval of an Amendment to the Company's Certificate of Incorporation to Declassify the Board of Directors
Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), currently provides that the members of our board of directors are divided into three classes, with staggered three-year terms of office. Under our Certificate of Incorporation, one class of directors is elected at each annual meeting of stockholders, and a director’s term of office generally continues until the third annual meeting of stockholders following his or her election and until his or her successor is elected and qualified.
The nominating and corporate governance committee and our board of directors have considered the advantages and disadvantages of both a classified and declassified board structure. While the nominating and corporate governance committee and our board of directors both believe that a classified board provides stability and continuity in pursuing our strategies, as well as protection against hostile takeover tactics, the nominating and corporate governance committee and our board of directors have concluded, after taking into account the growing sentiment of stockholders in favor of the annual election of all directors, and evolving corporate governance practices, that our classified board structure should be eliminated over a three-year period.
Accordingly, upon the recommendation of the nominating and corporate governance committee, the board of directors has approved an amendment to our Certificate of Incorporation that would eliminate, over a three-year period, the classified structure of our board and provide for the annual election of directors. If the proposed amendment is approved by our stockholders, Class III directors would serve a three-year term as provided by our current Certificate of Incorporation; Class I directors, whose term expires at the 2025 annual meeting, would be elected for a one-year term; and Class I and Class II directors, whose term expires at the 2026 annual meeting, would be elected for a one-year term. At the 2027 annual meeting and thereafter, all directors would be elected for a one-year term and the classification of the board of directors would terminate. Before the 2027 annual meeting, directors elected to fill any vacancy on the board or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of the Class of directors to which the director was elected. At or after the 2027 annual meeting, directors elected to fill any vacancy on the board or to fill newly created director positions resulting from an increase in the number of directors would hold office for a term expiring at the next annual meeting and until such director’s successor has been elected and qualified. Before the 2027 annual meeting, stockholders will continue to only be able to remove directors for cause by the affirmative vote of holders of at least 66-2/3% of the outstanding shares of the Company entitled to vote generally in the election of directors. After the declassified structure is fully phased-in, stockholders will be able to remove directors by the affirmative vote of holders of at least 66-2/3% of the outstanding shares of the Company entitled to vote generally in the election of directors.
The proposed amendment to our Certificate of Incorporation as described in this Proposal 4 is qualified in its entirety by reference to the marked copy of Article VII of the Certificate of Incorporation, attached as Appendix A to this Proxy Statement, which reflects the changes that will be made pursuant to the proposed amendment. For ease of reference, the marked copy of Article VII of the Certificate of Incorporation shows the deleted text through strikethrough format and the added text underlined. If the proposed amendment to our Certificate of Incorporation is approved, the board of directors will adopt conforming changes to our Bylaws (which do not require stockholder approval).
If the proposed amendment to our Certificate of Incorporation is not approved our classified board structure will remain in place.

The board of directors recommends a vote “FOR” the approval of an amendment to the Company’s Certificate of Incorporation to declassify the board of directors.

Proposal 5 -
Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for 2024
The audit committee has appointed RSM US LLP as the Company’s independent registered public accounting firm for 2024. The board of directors is asking stockholders to ratify this appointment. Securities and Exchange Commission (“SEC”) regulations and the Nasdaq listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the board of directors considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the board of directors considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the board of directors on a key corporate governance issue.
Representatives of RSM US LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”
The board of directors recommends a vote “FOR” the ratification of RSM US LLP as the Company’s independent registered public accounting firm for 2024.

The Board, Its Committees and Its Compensation
Board of Directors
Our board of directors currently consists of seven members, five of whom are non-employee directors. On May 1, 2024, Nancy Freda-Smith was appointed as an independent director to the board of directors. The board of directors is divided into three classes, with each class serving three-year terms. The term of one class expires at each Annual Meeting of Stockholders.
Director Compensation
The elements of compensation payable to our non-employee directors in 2023 are briefly described in the following table:

Board Service:
Annual cash retainer	$45,000
Annual equity award grant	$45,000
Lead Independent Director annual cash retainer	$5,000
Board Committee Service:
Audit Committee Chair annual cash retainer*	$10,000
Compensation Committee Chair annual cash retainer	$5,000
Nominating & Corporate Governance Committee Chair annual cash retainer	$2,500
*On October 25, 2023, the board of directors approved an increase of $5,000 in the annual cash retainer to be paid to the Audit Committee Chair for a total of $15,000, with such increased annual cash retainer to begin on that date.
Our non-employee directors receive compensation for their service as directors. Our Lead Independent Director and our Committee Chairs receive additional compensation for their service. We reimburse directors for all expenses incurred in attending board meetings.
Grants of equity awards to members of our board of directors are made under the 2020 Omnibus Incentive Plan (the “2020 Plan”). These equity awards vest 25% on each of the first four anniversaries of the grant date.
Director Compensation Table
The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2023:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Saed Mohseni	53,750	44,994	98,744
Ira Zecher	55,000	44,994	99,994
Randall DeWitt	45,000	44,994	89,994
Jody Bilney	47,500	44,994	92,494
Starlette Johnson (2)	12,500	—	12,500
(1)These restricted stock units were granted on March 1, 2023 and vest 25% on each of the first four anniversaries of the grant date. The grant date fair value of each award was equal to the closing price of the Company's stock on the date of grant or $36.70, as calculated in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report for information regarding the assumptions made in determining these values.
(2)Starlette Johnson resigned effective February 9, 2023.

The following table provides information regarding the aggregate number of restricted stock unit awards held by our non-employee directors as of December 31, 2023:

NAME	AGGREGATE RESTRICTED STOCK UNIT AWARDS
Saed Mohseni	3,493
Ira Zecher	3,493
Randall DeWitt	3,493
Jody Bilney	2,785
Director Independence
Our board of directors will review at least annually the independence of each director. During these reviews, the board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and our Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, family, compensation and other relationships with the Company and our management. Our board of directors has determined that each of Jody Bilney, Randall DeWitt, Nancy Freda-Smith, Saed Mohseni and Ira Zecher are, and Starlette Johnson before she retired was, independent within the meaning of the Nasdaq Marketplace Rules. As required by the Nasdaq Global Select Market, a majority of our directors are independent and our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Corporate Governance
We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our board of directors have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and the Nasdaq Global Select Market.
Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, and have adopted corporate governance guidelines, a code of business conduct and ethics applicable to all of our directors, officers and employees and an insider trading policy.
Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website at www.chuys.com in the Investors section. Copies of these documents are also available upon written request to our Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investors section.
Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations (1) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers and employees of the Company and (2) prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short, and pledging shares of our securities in margin accounts.
The board of directors periodically reviews its corporate governance policies and practices. Based on these reviews, the board of directors may adopt changes to policies and practices that are in our best interests and as appropriate to comply with any new SEC or Nasdaq Marketplace Rules.

Board Leadership Structure and Board’s Role in Risk Oversight
Steve Hislop serves as chairman of our board of directors, President and Chief Executive Officer. We believe that the Company and its shareholders are best served by having Mr. Hislop serve in both positions because of his knowledge of the Company’s operations, our unique culture and industry in which we are competing. This leadership structure strengthens the communication link between the operating organization and the board. It also fosters a collaborative environment that supports effective decision-making around key topics such as strategic objectives, long-term planning and enterprise risk management.
Since Mr. Hislop serves as chairman of the board in addition to his roles as President and Chief Executive Officer of the Company, the board determined it was appropriate to appoint a lead independent director, who would be elected annually. Mr. Mohseni was elected to serve as our lead independent director.
The role of our lead independent director is to, among other things, preside at executive sessions of independent directors, serve as a liaison between the independent directors and the chairman, approve board meeting agendas and the information sent to the board, approve meeting schedules to assure that there is sufficient time for discussion of all agenda items, call meetings of independent directors and, if requested by major shareholders, ensure that he or she is available for consultation and direct communication.
Risk is inherent with every business and we face a number of risks as outlined in Item 1A. “Risk Factors” included in our Annual Report. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through our audit committee, is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions. Our board of directors has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. Our board of directors has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our board of directors has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees will regularly report to our board of directors with respect to their oversight of these areas.
Board Meetings
The board of directors held five meetings during 2023. Each director serving on the board of directors in 2023 attended at least 75% of the total number of meetings of the board of directors and committees on which they served. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all board of directors meetings and meetings of committees on which he or she serves.
Annual Meetings of Stockholders
The Company’s directors are encouraged to attend our Annual Meeting of stockholders, but we do not currently have a policy relating to directors’ attendance at these meetings. Each director serving on the board of directors in 2023 attended our 2023 Annual Meeting of Stockholders.
Board Committees
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee
Our audit committee is a standing committee of our board of directors. The audit committee met four times in 2023. Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Global Select Market, is available on our website at www.chuys.com. According to our audit committee charter, the functions of our audit committee include, but are not limited to:
•appointing, retaining and determining the compensation for our independent registered public accounting firm;
•reviewing and overseeing our independent registered public accounting firm;
•reviewing and discussing the effectiveness of internal control over financial reporting;
•reviewing and discussing the annual audited and quarterly unaudited financial statements and the selection, application and disclosures of critical accounting policies used in such financial statements;
•establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls; and
•reviewing and discussing cybersecurity incidents and threats, the Company's processes for assessing, identifying and managing material risks from cybersecurity threats as well as the material effects or reasonably likely material effects of risks from cybersecurity threats and previous cybersecurity incidents.
Our audit committee currently consists of Ira Zecher, Nancy Freda-Smith and Saed Mohseni, with Ira Zecher serving as chair of the committee. All of our audit committee members are independent as defined by Section 10A(m)(3) of the Exchange Act and the Nasdaq Marketplace Rules. Our board of directors has determined that Ira Zecher is an audit committee financial expert.
The audit committee has the authority to engage independent counsel and other advisors as the committee deems necessary to carry out its duties.
Compensation Committee
Our compensation committee is a standing committee of our board of directors. The compensation committee met four times in 2023. Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Global Select Market, is available on our website at www.chuys.com. The compensation committee’s functions include:
•reviewing and recommending to our board of directors the salaries and benefits for our executive officers;
•recommending overall employee compensation policies; and
•administering our equity compensation plans.
Our compensation committee currently consists of Saed Mohseni, Randall DeWitt and Ira Zecher, with Saed Mohseni serving as chair of the committee. All members of our compensation committee are independent as defined by Section 10(c) of the Exchange Act, Rule 10C of the Exchange Act Rules and the Nasdaq Marketplace Rules.
The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of director or executive officer compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The compensation committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. The compensation committee may also, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is a standing committee of our board of directors. The nominating and corporate governance committee met four times in 2023. Our board of directors has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Global Select Market, is available on our website at www.chuys.com. The functions of our nominating and corporate governance committee include:
•identifying individuals qualified to serve as members of our board of directors;
•recommending to our board nominees for our annual meetings of stockholders;
•evaluating our board’s performance;
•developing and recommending to our board corporate governance guidelines;
•providing oversight with respect to corporate governance;
•overseeing succession planning; and
•overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.
Our nominating and corporate governance committee consists of Jody Bilney, Randall DeWitt and Ira Zecher, with Jody Bilney serving as chair of the committee. All members of our nominating and corporate governance committee are independent as defined by the Nasdaq Marketplace rules.
The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Other Committees
Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, Mr. Mohseni, Mr. DeWitt, Mr. Zecher and Ms. Johnson served as members of the compensation committee. No member of the compensation committee (1) was, during fiscal year 2023, or had previously been, an officer or employee of the Company or (2) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions (“covered persons”). A copy of the code is posted on our website, which is located at www.chuys.com. A copy of this document is available without charge upon written request to our Corporate Secretary at 1623 Toomey Rd., Austin, Texas 78704, Attn: Corporate Secretary. Any amendments to or waivers from a provision of our code of conduct and ethics that applies to our covered persons and that relates to the elements of Item 406(b) of Regulation S-K will be disclosed on our website promptly following the date of such amendment or waiver.

Qualifications for Director Nominees
The nominating and corporate governance committee is responsible for reviewing with the board of directors, at least annually, the appropriate skills and experience required for members of the board of directors. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. The nominating and corporate governance committee will identify nominees based upon recommendations by committee members, other board members, members of management, search firms or by stockholders. Upon identifying a potential nominee, members of the nominating and corporate governance committee and other members of the board of directors will interview the candidate, and based upon that interview, make a recommendation to our board of directors.
Board Diversity
The nominating and corporate governance committee considers diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board that best serves our needs and those of our stockholders. Our board is committed to diversity and as such includes directors with gender and ethnic diversity and a diverse set of backgrounds, experience, and skills.
The chart below illustrates the composition of our Board by gender identity and demographic background:

Board Diversity Matrix (As of May 9, 2024)
Total Number of Directors	7
	FEMALE	MALE
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
White	2	5

Directors who are Military Veterans	1
Directors who identify as Middle Eastern/North African	1

The chart below illustrates the core skills and competency of our board. This highlights the depth and breadth of skills possessed by our directors which provide for the effective oversight of the Company and our overall business strategy:
Director Candidate Recommendations by Stockholders
The committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the board of directors regarding, director nominations submitted by stockholders. See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the board of directors.
Communications with the Board of Directors
Any stockholder or other interested party who wishes to communicate directly with the board of directors or any of its members may do so by writing to: Corporate Secretary, Chuy’s Holdings, Inc., 1623 Toomey Road, Austin, TX, 78704. The mailing envelope should clearly indicate whether the communication is intended for the board of directors as a group, the non-employee directors or a specific director.
Delinquent Section 16(a) Reports
Based solely on a review of the forms filed electronically with the SEC and the written representations received from the directors and executive officers, the Company believes that all reports required to be filed during the year ended December 31, 2023 or prior fiscal years by Section 16(a) were filed on a timely basis except for one Form 4 that reported one disposition that was not reported on a timely basis for Mr. Zecher.

Executive Officers
The following sets forth information regarding the executive officers of the Company as of May 9, 2024:

NAME	AGE	POSITIONS
Steve Hislop	64	President and Chief Executive Officer
Jon Howie	56	Vice President and Chief Financial Officer
John Korman	47	Chief Operating Officer
John Mountford	62	Chief Culinary and Procurement Officer
Michael Hatcher	63	Vice President of Development
Information regarding Messrs. Hislop and Howie is included above under “Election of Directors.”
John Korman, age 47, has served as our Company’s Chief Operating Officer since October 2023. Mr. Korman serves as Chief Operating Officer pursuant to the terms of an employment agreement between him and the Company. Mr. Korman had previously served as the Company’s Senior Vice President of Operations since June 2023 and as Vice President of Operations from July 2018 to June 2023. He joined the Company in May 2000 and served as a Manager from May 2000 to June 2005, as a Kitchen Manager from July 2005 to December 2007, as a General Manager from January 2008 to December 2010, as an Area Supervisor from January 2011 to December 2014 and as Director of Operations from January 2015 to June 2018.
John Mountford, age 62, has served as our Chief Culinary and Procurement Officer since October 2023. Mr. Mountford serves as Chief Culinary and Procurement Officer pursuant to the terms of an employment agreement between him and the Company. He previously served as our Chief Operating Officer from September 2018 to October 2023 and our Vice President of Culinary Operations from 2016 to September 2018. He joined the Company in 2010 and served as an Area Supervisor of Operations from 2010 to 2013 and as a Director of Culinary Operations from 2013 to 2016. Prior to joining the Company, John was with Sam Seltzers Steak House from 2006 to 2010. He served as President and Chief Executive Officer from 2007 to 2010 and Vice President of Operations from 2006 to 2007. Prior to Sam Seltzers, John served in various operational leadership positions, including Vice President of Culinary Operations for Cooker Bar and Grill, and Director of Culinary Operations for Houston’s Restaurants where he opened over 30 new restaurants.
Michael Hatcher, age 63, has served as our Vice President of Development since January 2024. Mr. Hatcher serves pursuant to the terms of an employment agreement between him and the Company. He previously served as our Vice President of Real Estate and Development from November 2009 to January 2024. Michael joined Chuy’s as a restaurant manager in 1987 and served as General Manager from 1989 to 2002. He was Director of Purchasing and Real Estate from 2002 to 2009.

Executive Compensation
Compensation Discussion and Analysis
This compensation discussion and analysis provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our Chief Executive Officer and Chief Financial Officer and our three other highest paid executive officers during fiscal year 2023 (collectively, the “named executive officers”). This compensation discussion and analysis contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Objective of Compensation Policy
The objective of our compensation policy is to provide a total compensation package to each named executive officer that will enable us to:
•attract, motivate and retain outstanding individuals;
•reward named executive officers for performance; and
•align the financial interests of each named executive officer with the interests of our stockholders to encourage each named executive officer to contribute to our long-term performance and success.
Overall, our compensation program is designed to reward both individual and company performance. A significant portion of each of our named executive officers’ annual compensation is comprised of performance-based compensation. We also intend to continue to use long-term incentive awards to reward long-term company and individual performance and to promote retention through delayed vesting of awards.
Administration
Our compensation committee, which is comprised exclusively of independent directors, oversees our executive compensation program and is responsible for approving or recommending to the board the nature and amount of the compensation paid to, and any employment and related agreements entered into with, our named executive officers. The committee also administers our equity compensation plans and awards.
Process for Setting Total Compensation
At the first meeting of each new fiscal year, our compensation committee sets annual base salaries, determines the payout for the Company's short-term incentive program and the amount of any discretionary bonuses for the prior year, sets performance criteria for our short-term incentive program for the following year and determines the amount of equity based incentive compensation to grant to our named executive officers. In making these compensation decisions, our compensation committee considers the recommendations of our Chief Executive Officer, particularly with respect to salary adjustments, short-term incentive program targets and awards, amount of discretionary bonuses and equity incentive awards of our other named executive officers. Our compensation committee meets with our Chief Executive Officer at least annually to discuss and review his recommendations for compensation of our executive officers, excluding himself. When making individual compensation decisions for our named executive officers, the compensation committee takes many factors into account, including the officer’s experience, responsibilities, management abilities and job performance, our performance as a whole, current market conditions and competitive pay levels for similar positions at comparable companies. These factors are considered by the compensation committee in a subjective manner without any specific formula or weighting.
During its annual review process, our compensation committee has set compensation for each named executive officer at a level it believes is appropriate considering each named executive officer’s annual review, level of responsibility, the awards and compensation paid to the named executive officer in past years and progress toward or attainment of previously set personal and corporate goals and objectives, including attainment of financial performance goals and such other factors as the compensation committee has deemed appropriate and in our best interests and the best interests of our stockholders. The compensation committee has given different weight at different times to different factors for each named executive officer. Our performance criteria are discussed more fully below under the heading “—Short-Term Incentive Program.” Other than with respect to our short-term incentive program, the compensation committee has not relied on predetermined formulas or a limited set of criteria when it evaluates the performance of our named executive officers.
The charter of the compensation committee authorizes the committee to engage independent consultants at the expense of the Company. The compensation committee retained Mercer as its independent compensation consultant for 2022. Mercer reported directly to the compensation committee and performs no other work for the Company. The compensation committee assessed the independence of Mercer and concluded that its work did not raise any conflict of interest with the Company. Mercer was engaged to:
•Advise the compensation committee on named executive officer and director pay decisions;
•Assist in short-term and long-term incentive plan design;
•Conduct compensation reviews and make recommendations regarding both executive and director pay structures;
•Advise on peer group composition and conduct a review of peer group compensation;
•Provide periodic updates on current trends, technical and regulatory developments and best practices in compensation design; and
•Perform any other tasks which the compensation committee may request from time to time.
In 2022, Mercer compared the base salary, target short-term incentive program payout and target annual cash compensation of our then-current named executive officers against a peer group of ten publicly traded restaurant companies (the “Mercer Report”). The peer group consisted of the following companies:

Red Robin Gourmet Burgers	Dave & Buster’s Entertainment	BJ’s Restaurants
Fiesta Restaurant Group	Ark Restaurants	Ruth’s Hospitality Group
Cracker Barrel	Shake Shack	Wingstop
Texas Roadhouse
The Committee in conjunction with Mercer selected companies for its peer group based on industry, revenue and market capitalization. Mercer used Company and peer group compensation data from 2020 in its review. The compensation committee used the Mercer Report in (1) assessing the level of base salary and target short-term incentive program payouts to be paid to our then-current named executive officers and (2) approving changes to the compensation levels of our then-current named executive officers. The results of the Mercer Report, which as noted above were based on 2020 compensation data, indicated that the Company’s 2020 compensation for each of our then-current named executive officers was below the market median for base salary and target short-term incentive program payouts.
2023 Advisory Vote on Executive Compensation
At our annual meeting of stockholders in July 2023, approximately 97% of the votes cast in the advisory vote on executive compensation were in support of our executive compensation program. The compensation committee considered the results of this advisory vote and believes the results affirm stockholder approval of the board of directors’ approach to the Company’s executive compensation program. Although the compensation committee did not adopt any changes to our program as a result of this vote, as noted above the compensation committee evaluates our executive compensation program annually.

Elements of Compensation
Our compensation program for named executive officers consists of the following elements of compensation, each described in greater depth below:
•Base salaries.
•Short-Term Incentive Program.
•Discretionary bonuses.
•Equity-based incentive compensation.
•Perquisites.
•General benefits.
•Employment agreements.
Clawback Provisions
On October 26, 2023, the board of directors adopted a Clawback Policy (the “Clawback Policy”) in order to comply with Section 10D of the Exchange Act, Rule 10D-1 of the Exchange Act and the listing standards adopted by the Nasdaq Stock Market. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement.
Additionally, we currently have employment agreements in place with each of our named executive officers. See “Employment Agreements” for additional information regarding our executive officer’s employment agreements. These employment agreements contain clawback provisions, which provide for the recovery of any incentive-based compensation or other compensation paid to the executive officer as required by law, government regulation or stock exchange listing requirement.
Additionally, our equity award agreements contain clawback provisions, which provide for the forfeiture of outstanding unvested or unexercised awards and the return of the fair market value of vested or exercised awards in the event of (a) wrongdoing that contributed to any material misstatement in or omission from any report or statement filed by the Company with SEC, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or (d) fraud.
Hedging and Pledging Policy
The Company's insider trading policy prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short, and pledging shares of our securities in margin accounts.
Base Salary

NAME	2023 SALARY ($)
Steve Hislop	745,498
Jon Howie	467,944
John Korman (1)	227,096
John Mountford	296,642
Michael Hatcher	257,369
(1)    On October 26, 2023, the Board appointed John Korman as the Company’s Chief Operating Officer.

We pay base salaries to attract, recruit and retain qualified employees. Our compensation committee reviews and sets base salaries of our named executive officers annually. These salary levels are and will continue to be set initially based on the named executive officer’s experience and performance with previous employers and negotiations with individual named executive officers. The compensation committee may increase base salaries each year based on its subjective assessment of our company’s and the individual executive officer’s performance and each named executive officer’s experience, length of service and changes in responsibilities. The weight given to such factors by the compensation committee may vary from one named executive officer to another.
Short-Term Incentive Program

	SHORT-TERM INCENTIVE PROGRAM
NAME	THRESHOLD AWARD ($)	TARGET AWARD ($)	MAXIMUM AWARD ($)	ACTUAL AWARD ($)
Steve Hislop	—	372,749	745,498	745,498
Jon Howie	—	233,972	467,944	467,944
John Korman (1)	—	68,551	137,102	137,102
John Mountford	—	148,321	296,642	296,642
Michael Hatcher	—	77,211	154,422	154,422
(1)    On October 26, 2023, the Board appointed John Korman as the Company’s Chief Operating Officer.
In line with our strategy of rewarding performance, our executive compensation program includes a short-term incentive program that our named executive officers participate in. Awards under our short-term incentive program are made under our Senior Management Incentive Plan. Our compensation committee establishes annual target payouts for each named executive officer during the first quarter of the year based on the Company's target adjusted EBITDA.
The target and maximum award amounts have been set at levels our compensation committee believes will provide a meaningful incentive to achieve company and individual goals and contribute to our financial performance. In 2023, the target and maximum award amounts were set at 50% and 100%, respectively, of annual base salary for Mr. Hislop, Mr. Howie and Mr. Mountford and 30% and 60%, respectively, of annual base salary for Mr. Korman and Mr. Hatcher. There is no payout if actual Company Adjusted EBITDA is 90% or less of budget Company Adjusted EBITDA. To the extent that actual Company Adjusted EBITDA exceeds 90% of budget Company Adjusted EBITDA, the plan provides that we will make payments based on where performance falls on a linear basis between 90% and 100% of budget Company Adjusted EBITDA and between 100% and 110% of budget Company Adjusted EBITDA. In each circumstance, the compensation committee retains discretion to adjust the amount paid under the plan based on individual and company circumstances. If our budget Company Adjusted EBITDA is achieved, each individual will earn 100% of their target award.
The short-term incentive program payment is determined based primarily on the extent to which we achieve our budget Company Adjusted EBITDA goal. Company Adjusted EBITDA is our earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation, closed restaurant and impairment costs and certain non-cash and other adjustments. For each 1.0% that actual Company Adjusted EBITDA is above or below budget Company Adjusted EBITDA, the percentage of the target they receive will increase or decrease by 10%, respectively, of the Company Adjusted EBITDA portion of their target award. For example, if actual Company Adjusted EBITDA is 1% above budget Company Adjusted EBITDA, the named executive officers will receive 1.1 times their target award. The maximum a named executive officer may receive for Company Adjusted EBITDA performance is 2.0 times their target award. We use our Company Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, net income and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. We also use our Company Adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Company Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
Target, maximum and actual short-term incentive payouts for 2023 for each of the named executive officers are shown in the table above and the actual payouts are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Discretionary Bonus
The compensation committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company for their contributions to the Company’s performance. Historically, each of our named executive officers has received a $1,000 holiday bonus each December. These bonuses are set forth in the “Bonus” column of the Summary Compensation Table.
Equity Compensation
We pay equity-based compensation to our named executive officers because it links our long-term results achieved for our stockholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in our long-term success.
Historically, we have granted restricted stock units and stock options to our named executive officers in conjunction with significant transactions and in connection with a named executive officer’s initial hire or promotion. Additionally, we have granted restricted stock units to our named executive officers annually to further align the interests of our executives with those of our stockholders. For information regarding the number and grant date fair value of restricted stock units granted to our named executive officers during fiscal year 2023, see “—Grants of Plan Based Awards” below.
We provide equity compensation to reward performance as well as to promote retention through delayed vesting. However, we believe that by weighting total compensation in favor of performance-based compensation, we have appropriately rewarded individual achievement while at the same time providing incentives to promote Company performance and at times have rewarded extraordinary achievements and dedication with discretionary bonuses. The 2020 Plan provides for the issuance of restricted stock units, stock options, share appreciation rights, restricted shares, performance shares and other share based awards. In the future, we may consider granting other forms of equity to our named executive officers. For additional information regarding our 2020 Plan, see below under the heading “—2020 Omnibus Incentive Plan.”
We also make grants of equity awards to our named executive officers and other employees because we believe that we should provide our employees an opportunity to share in our success provided they continue to contribute to our success.
Restricted stock units held by each of the named executive officers (and certain of our other salaried employees) vest ratably over a period of four years, subject to the employee remaining employed through each vesting date.
Severance and Change-in-Control Benefits
We currently have employment agreements with each of our named executive officers that provide severance and change in control benefits. We agreed to pay severance benefits in the event of an executive’s termination by us without cause or by the executive for good reason as a retention incentive. We believe this level of severance benefit provides our executives with the assurance of security if their employment is terminated for reasons beyond their control. Additionally, in the event a named executive officer’s employment is terminated due to death, disability or without cause or for good reason on or within 24 months of a change in control, the named executive officer’s unvested equity awards will vest immediately. For additional information on the severance and change in control benefits provided under the employment agreements with our executive officers see “—Employment Agreements.”

The amount each named executive would be entitled to receive in the event of a termination is reported below under the heading “—Potential Payments upon Termination or Change in Control.”
Perquisites
In 2023, the aggregate incremental cost to us of the perquisites received by each of the named executive officers did not exceed $10,000 and, accordingly, this benefit is not included in the Summary Compensation Table below. We provide the named executive officers with complimentary dining privileges at our restaurants. We view complimentary dining privileges as a meaningful benefit to our named executive officers as it is important for named executive officers to experience our products and services in order to better perform their duties for us.
General Benefits
We provide a limited number of personal benefits to our named executive officers. Our named executive officers participate in our health and benefit plans, and are entitled to vacation and paid time off based on our general vacation policies.
Retirement Benefits. We maintain a tax-qualified 401(k) savings plan (“401(k) Plan”) and a nonqualified deferred compensation plan. Under the 401(k) Plan, employees are eligible after one year of service and may defer up to the maximum amount allowable by the IRS. The Company also provides a certain group of eligible employees, including our named executive officers, the ability to participate in the Company's nonqualified deferred compensation plan. This plan allows participants to defer up to 80% of their salary and up to 100% of their short-term incentive program payout and discretionary bonuses, on a pre-tax basis. The Company has discretion to make additional matching contributions to both plans. For more information on the nonqualified deferred compensation plan, see “Nonqualified Deferred Compensation” below.
Medical, Dental, Life Insurance and Disability Coverage. Active employee benefits such as medical, dental, life insurance and disability coverage are available to all eligible employees, including our named executive officers.
Moving Costs. We will reimburse out-of-pocket moving expenses for eligible executive officers in conjunction with their hiring.
Other Paid Time Off Benefits. We also provide vacation and other paid holidays to all employees, including the named executive officers, which we believe are appropriate for a company of our size and in our industry.
Employment Agreements
We have entered into employment agreements with each of Messrs. Hislop, Howie, Korman, Mountford and Hatcher. The employment agreements do not have a fixed term.
The employment agreements provide that Messrs. Hislop, Howie, Korman, Mountford and Hatcher initially would receive an annual base salary of at least $649,750, $400,000, $245,426, $207,500 and $220,000, respectively. Messrs. Hislop, Howie and Mountford (for 2023) are each eligible pursuant to their employment agreements to receive a target annual short-term incentive program payout of 50% of their annual base salary, based upon the achievement of performance objectives determined by our compensation committee with a minimum and maximum payout of 0% and 100% of their annual base salary. Mr. Korman (for 2023) and Hatcher are each eligible pursuant to his employment agreement to receive a target annual payout of 30% of their annual base salary, based upon the achievement of performance objectives determined by our compensation committee with a minimum and maximum payout of 0% and 60% of their annual base salary. Additionally, Messrs. Hislop, Howie, Korman, Mountford and Hatcher are eligible pursuant to their employment agreements to receive a targeted annual equity award equal to 50% of their base salary, as determined and authorized from time to time by the compensation committee and subject to the terms and conditions of the Company's equity incentive plan and any award agreements governing the grant of equity awards. The employment agreements also provide that each executive will be eligible to participate in our employee plans, including any health, disability or group life insurance plans or any retirement or non-

qualified deferred compensation plans that are generally made available to our other senior executives and will be entitled to four weeks paid vacation per calendar year to be taken in accordance with our vacation policy.
Each employment agreement provides for severance benefits if the executive’s employment is terminated without cause (as defined in the employment agreements) or by the executive for good reason (as defined in the employment agreements), subject to the executive’s compliance with certain assignment of invention, confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims. In the event Mr. Hislop’s employment is terminated without cause or by him for good reason, he is entitled to continue to receive his base salary for two years following the termination of his employment and an amount equal to his target short-term incentive program payout for the year his employment was terminated. In the event the employment of Messrs. Howie, Korman, Mountford and Hatcher is terminated without cause or by the executive for good reason, each is entitled to continue to receive one year’s base salary following his termination and an amount equal to his target short-term incentive program payout for the year his employment was terminated. Additionally, in the event the employment of Messrs. Hislop, Howie, Korman, Mountford and Hatcher is terminated without cause or by the executive for good reason, each is entitled to continue to receive the amount that we were subsidizing for the executive and his or her dependents’ medical and dental insurance coverage during the same period the executive is entitled to continue to receive his base salary after his termination.
The employment agreements also provide that if (1) the employment of Messrs. Hislop, Howie, Korman, Mountford or Hatcher is terminated on account of the executive’s death or disability (as defined in the employment agreements) or (2) the executive’s employment is terminated without cause or by the executive for good reason, in each case, on or during the 24 month period after a change in control (as defined in the 2020 Plan), subject to the executive’s compliance with certain assignment of invention, confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims, then any unvested or unexercisable portion of any award granted to the executive under the Company’s equity incentive plans shall become fully vested or exercisable.
The amount each named executive would be entitled to receive in the event of a termination is reported below under the heading “—Potential Payments upon Termination or Change in Control.”
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the tax deductibility of compensation we pay to our executive officers to $1.0 million in the year the compensation becomes taxable to the executive officers. Although our compensation committee considers deductibility in setting the compensation of our executive officers, our compensation committee maintains flexibility in how we compensate our executive officers so as to meet a broader set of corporate and strategic goals and the needs of stockholders, and as such, we may be limited in our ability to deduct the full amount of such compensation.
Accounting rules require us to expense the cost of our stock option and restricted stock unit awards. Because of option and restricted stock unit expensing and the impact of dilution on our stockholders, we pay close attention to, among other factors, the type of equity awards we grant and the number and value of the shares underlying such awards.

Summary Compensation Table

NAME & PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)(2)	TOTAL COMPENSATION ($)
Steve Hislop President and Chief Executive Officer	2023	745,498	1,000	559,088	745,498	16,957	2,068,041
	2022	716,825	222,880	537,593	136,533	21,096	1,634,927
	2021	689,255	1,000	516,932	689,255	14,899	1,911,341
Jon Howie Vice President and Chief Financial Officer	2023	467,944	1,000	233,963	467,944	10,639	1,181,490
	2022	449,946	140,272	224,962	85,701	13,215	914,096
	2021	432,640	1,000	216,286	432,640	6,286	1,088,852
John Korman Chief Operating Officer (3)	2023	227,096	1,000	114,572	137,102	2,503	482,273
John Mountford Chief Culinary and Procurement Officer	2023	296,642	1,000	148,305	296,642	6,748	749,337
	2022	285,233	89,288	142,586	54,328	8,054	579,489
	2021	255,032	1,000	127,493	255,032	3,680	642,237
Michael Hatcher Vice President of Development	2023	257,369	1,000	128,597	154,422	7,612	549,000
	2022	247,470	46,960	123,706	28,281	7,712	454,129
	2021	237,952	1,000	118,937	142,771	5,706	506,366

(1)Represents the aggregate grant date fair value, calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, for awards of restricted stock units. See Note 9 to our consolidated financial statements included in our Annual Report for information regarding the assumptions made in determining these values.
(2)All other compensation for fiscal year 2023 includes the following:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($)	COMPANY CONTRIBUTIONS TO NONQUALIFIED DEFERRED COMPENSATION PLAN ($)	ALL OTHER TOTAL COMPENSATION ($)
Steve Hislop	—	16,957	16,957
Jon Howie	—	10,639	10,639
John Korman	2,503	—	2,503
John Mountford	—	6,748	6,748
Michael Hatcher	2,483	5,129	7,612
(3)On October 26, 2023, the Board appointed John Korman as the Company’s Chief Operating Officer.

Grants of Plan-Based Awards

NAME	COMMITTEE ACTION DATE	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Steve Hislop	2/9/2023	3/1/2023				15,234	559,088
			—	372,749	745,498
Jon Howie	2/9/2023	3/1/2023				6,375	233,963
			—	233,972	467,944
John Korman	2/9/2023	3/1/2023				2,798	102,686
	7/27/2023	8/15/2023				308	11,886
				68,551	137,102
John Mountford	2/9/2023	3/1/2023				4,041	148,305
			—	148,321	296,642
Michael Hatcher	2/9/2023	3/1/2023				3,504	128,597
			—	77,211	154,422
(1)Awards are made under our Senior Management Incentive Plan.
(2)Awards were made under our 2020 Plan.
(3)Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, for awards of restricted stock units. See Note 9 to our consolidated financial statements in our Annual Report for a discussion of the calculations of grant date fair value.
2020 Omnibus Incentive Plan
The 2020 Plan was approved by the Company's stockholders at our 2020 annual meeting of stockholders on July 30, 2020. As of December 31, 2023, we had a total of 743,699 shares of common stock reserved and available for future issuance under the 2020 Plan.
The principal purposes of the 2020 Plan are to: (a) encourage profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) to give participants an incentive for excellence in individual performance; (c) to promote teamwork among participants; and (d) to give the Company a significant advantage in attracting and retaining key employees, directors, and consultants. To accomplish such purposes, the 2020 Plan provides that the Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards, or any combination of the foregoing. When considering new grants of share-based or option-based awards, we intend to take into account previous grants of such awards.
The 2020 Plan is administered by our compensation committee. The compensation committee has the power to determine the terms of the awards granted under the 2020 Plan, including the exercise price and the exercisability of the awards. The compensation committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2020 Plan.
Each grant of an award under the 2020 Plan will be evidenced by an award agreement or agreements, which will contain such terms and provisions as the compensation committee may determine, consistent with the 2020 Plan. Those terms and provisions include the number of our shares of our common stock subject to each award, vesting terms and other provisions.

2012 Omnibus Equity Incentive Plan
The 2020 Plan replaced the 2012 Omnibus Equity Incentive Plan (“2012 Plan”) and no further awards may be granted under the 2012 Plan. The termination of the 2012 Plan did not affect outstanding awards granted under the 2012 Plan. The restricted stock units granted under the 2012 Plan vest over four or five years from the date of grant. The options granted under the 2012 Plan expire 10 years after the grant date and were fully vested as of December 31, 2023.
Outstanding Equity Awards at Fiscal Year End

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
Steve Hislop	8,454	(2)	323,196
	5,831	(3)	222,919
	12,878	(4)	492,326
	15,234	(5)	582,396
Jon Howie	3,538	(2)	135,258
	2,440	(3)	93,281
	5,389	(4)	206,021
	6,375	(5)	243,716
John Korman	1,500	(2)	57,345
	1,035	(3)	39,568
	2,285	(4)	87,356
	2,798	(5)	106,968
	308	(6)	11,775
John Mountford	1,963	(2)	75,045
	1,438	(3)	54,975
	3,416	(4)	130,594
	4,041	(5)	154,487
Michael Hatcher	1,946	(2)	74,396
	1,342	(3)	51,305
	2,964	(4)	113,314
	3,504	(5)	133,958
(1)The market value of shares or units of common stock that have not vested was calculated based on the closing price of our common stock on December 29, 2023, the last trading day of fiscal year 2023 ($38.23).
(2)These restricted stock units were granted on March 15, 2020 and vest 25% on each of the first four anniversaries of the grant date.
(3)These restricted stock units were granted on March 15, 2021 and vest 25% on each of the first four anniversaries of the grant date.
(4)These restricted stock units were granted on March 1, 2022 and vest 25% on each of the first four anniversaries of the grant date.
(5)These restricted stock units were granted on March 1, 2023 and vest 25% on each of the first four anniversaries of the grant date.

(6)These restricted stock units were granted on August 15, 2023 and vest 25% on each of the first four anniversaries of the grant date.
Stock Vested

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Steve Hislop	21,099	743,913
Jon Howie	8,785	309,759
John Korman	3,671	129,459
John Mountford	6,135	216,110
Michael Hatcher	4,831	170,340
(1)Value based on market value of our common stock on the dates of vesting during 2023.
Nonqualified Deferred Compensation
The Company provides a certain group of eligible employees, including our named executive officers, the ability to participate in the Company's nonqualified deferred compensation plan. This plan allows participants to defer up to 80% of their salary and up to 100% of their short-term incentive program payout and any discretionary bonuses, thereby delaying taxation of these deferred amounts until actual payment of the deferred amount in future years. This plan also provides for Company discretionary matching contributions. Our current matching contributions match the discretionary contributions made under our 401(k) Plan and vest ratably over three years starting on the first day of the participant's service with the Company, such that an eligible employee with three years of service will be 100% vested in our matching contributions. At the participant's election, payments can be deferred until a specific date at least 12 months after the year of deferral or until termination of employment (subject to earlier payment in the event of a change of control) and can be paid in a lump sum or in up to five annual installments.
The amounts deferred are credited to accounts that mirror the gains and/or losses of several different investment alternatives offered by the plan. Even though we are not required to fund this plan, we have established a “Rabbi Trust” to invest funds equal to all deferred amounts. The funds are generally invested in certain insurance policies designed for this purpose. These assets, although not required by the plan, are segregated to pay benefits to the participants. In the event of bankruptcy or liquidation, these assets will be subject to forfeiture.
The following table shows the contributions, earnings and account balances for the named executive officers under the nonqualified deferred compensation plan for fiscal year ended December 31, 2023:

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS/ (LOSS) IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT YEAR-END ($)(3)
Steve Hislop	67,828	16,957	79,463	—	474,895
Jon Howie	82,173	10,639	47,699	—	475,625
John Korman	—	—	—	—	—
John Mountford	224,941	6,748	67,279	—	643,003
Michael Hatcher	134,696	5,129	126,562	—	619,300
(1)These amounts are reported as compensation earned by named executive officers in the “Summary Compensation Table” for fiscal year 2023.
(2)These amounts are reported as “all other” compensation earned by named executive officers in the “Summary Compensation Table” for fiscal year 2023.

(3)Amounts reported in this column include compensation that was previously reported in the Summary Compensation Table when earned if that officer’s compensation was required to be disclosed in a previous year.
Potential Payments upon Termination or Change in Control
The table below quantifies potential compensation that would have become payable to each of our named executive officers under their employment agreements if their employment had terminated on December 31, 2023 for the reasons set forth in the table, given the named executive officer’s base salary on that date and the closing price of our common stock on December 29, 2023, the last trading day of fiscal year 2023. For additional information regarding the circumstances in which our named executive officers would be entitled to severance and change in control benefits, see “—Employment Agreements.”
Due to the number of factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the event occurs.

	CASH SEVERANCE PAYMENTS ($)(1)	HEALTHCARE PREMIUMS ($)(2)	ACCELERATION OF EQUITY AWARDS ($)(3)	TOTAL ($)
Steve Hislop
Death	—	—	1,620,837	1,620,837
Disability	—	—	1,620,837	1,620,837
Termination by the Company for Cause	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason	1,863,745	7,633	—	1,871,378
Termination by the Executive without Good Reason	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason on or during the 24-month period after a Change in Control	1,863,745	7,633	1,620,837	3,492,215
Jon Howie
Death	—	—	678,276	678,276
Disability	—	—	678,276	678,276
Termination by the Company for Cause	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason	701,916	9,176	—	711,092
Termination by the Executive without Good Reason	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason on or during the 24-month period after a Change in Control	701,916	9,176	678,276	1,389,368
John Korman
Death	—	—	303,012	303,012
Disability	—	—	303,012	303,012
Termination by the Company for Cause	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason	313,977	7,992	—	321,969
Termination by the Executive without Good Reason	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason on or during the 24-month period after a Change in Control	313,977	7,992	303,012	624,981
John Mountford
Death	—	—	415,101	415,101
Disability	—	—	415,101	415,101
Termination by the Company for Cause	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason	444,963	6,649	—	451,612
Termination by the Executive without Good Reason	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason on or during the 24-month period after a Change in Control	444,963	6,649	415,101	866,713
Michael Hatcher
Death	—	—	372,973	372,973
Disability	—	—	372,973	372,973
Termination by the Company for Cause	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason	334,580	6,649	—	341,229
Termination by the Executive without Good Reason	—	—	—	—
Termination by the Company without Cause or by the Executive for Good Reason on or during the 24-month period after a Change in Control	334,580	6,649	372,973	714,202

(1)Cash severance is payable in equal installments in accordance with the Company’s normal payroll practices over a 12-month period (24 months for Mr. Hislop).
(2)Represents the amount the Company was subsidizing for medical and dental insurance for the named executive officer and his eligible dependents prior to termination.
(3)Represents the value of unvested restricted stock units that would vest based on the closing price of our common stock on December 29, 2023, the last trading day of fiscal year 2023 ($38.23).
Pay versus Performance
In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) to our CEO and Non-CEO named executive officers (“NEOs”) and certain aspects of our financial performance. This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by our NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.
Pay versus Performance Table
The following table summarizes additional compensation information for our NEOs, as calculated in accordance with SEC rules, and certain Company and peer group performance information for the periods indicated:

					VALUE OF INITIAL FIXED $100 (5)
FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)(1)	COMPENSATION ACTUALLY PAID TO CEO ($)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs ($)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs ($)(4)	CHUY TOTAL SHAREHOLDER RETURN ($)(5)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(6)	NET INCOME (LOSS) ($ IN THOUSANDS)	ADJUSTED EBITDA ($ IN THOUSANDS) (7)
2023	2,068,041	2,475,071	740,525	851,272	148.01	91.22	31,510	63,777
2022	1,634,927	1,497,433	649,238	589,216	112.20	74.49	20,855	52,765
2021	1,911,341	2,728,855	745,818	1,205,125	115.18	88.12	30,176	68,648
2020	1,499,496	1,866,188	588,524	677,407	108.13	102.20	(3,294)	40,893
(1)    Mr. Hislop was our CEO for all the fiscal years shown above.
(2)    The table below reconciles the Summary Compensation Table Totals for our CEO to the Compensation Actually Paid to our CEO:

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)	LESS: SUMMARY COMPENSATION TABLE STOCK AWARDS ($)	PLUS: YEAR END FAIR VALUE OF UNVESTED AWARDS GRANTED IN YEAR ($)	PLUS: CHANGE IN FAIR VALUE OF OUTSTANDING UNVESTED AWARDS GRANTED IN PRIOR YEARS ($)	PLUS: CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED/EXERCISED IN FISCAL YEAR ($)	COMPENSATION ACTUALLY PAID TO CEO ($)
2023	2,068,041	559,088	582,396	251,258	132,464	2,475,071
2022	1,634,927	537,593	497,587	(23,941)	(73,547)	1,497,433
2021	1,911,341	516,932	346,915	77,457	910,074	2,728,855
2020	1,499,496	497,051	944,397	72,515	(153,169)	1,866,188
(3)    The Non-CEO NEOs are comprised of Messrs. Howie, Korman, Mountford and Hatcher for the fiscal year 2023. The Non-CEO NEOs are comprised of Messrs. Howie, Mountford and Hatcher for the fiscal years 2022, 2021 and 2020.

(4) The table below reconciles the Average Summary Compensation Table Totals for our Non-CEO NEOs to the Average Compensation Actually Paid for our Non-CEO NEOs:

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs ($)	LESS: SUMMARY COMPENSATION TABLE STOCK AWARDS ($)	PLUS: YEAR END FAIR VALUE OF UNVESTED AWARDS GRANTED IN YEAR ($)	PLUS: CHANGE IN FAIR VALUE OF OUTSTANDING UNVESTED AWARDS GRANTED IN PRIOR YEARS ($)	PLUS: CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED/EXERCISED IN FISCAL YEAR ($)	COMPENSATION ACTUALLY PAID TO NON-CEO NEOs ($)
2023	740,525	156,359	162,726	67,655	36,725	851,272
2022	649,238	163,751	151,565	(7,314)	(40,522)	589,216
2021	745,818	154,239	103,511	34,148	475,887	1,205,125
2020	588,524	145,927	277,262	46,055	(88,507)	677,407
(5)    Total Shareholder Return (“TSR”) is cumulative for the measurement period beginning on December 29, 2019 and calculated on the last day in fiscal year 2023, 2022, 2021 and 2020, respectively.
(6) Peer group consists of BJ's Restaurants, Inc., Bloomin' Brands, Inc., Brinker International, Inc., Cracker Barrel Old Country Store, Inc., Denny's Corporation and Red Robin Gourmet Burgers, Inc. We removed Ruth's Hospitality Group, Inc. from our peer group as it was acquired by Darden Restaurants, Inc. in June 2023.
(7) Adjusted EBITDA is the Company’s selected financial performance measure. Adjusted EBITDA is a non-GAAP financial measure and is calculated as net income (loss) plus adjustments for tax expense, interest (income) expense, depreciation expense, impairment, closure and other costs, gain on insurance settlements and stock-based compensation for the fiscal years shown above.
The following lists the financial performance measure that we used to link compensation actually paid to our named executive officers in 2023 to our performance:
Adjusted EBITDA
We used Adjusted EBITDA for determining payouts under our short-term incentive program. Please see the Compensation Discussion and Analysis for a further description of this metric and how it is used in our executive compensation program.
Relationship between Compensation Actually Paid and Performance Measures
The charts below reflect the relationship between the Compensation Actually Paid to our CEO and the Average Compensation Actually Paid to the Non-CEO NEOs in fiscal year 2020, 2021, 2022 and 2023 to each of (1) the cumulative TSR of the Company and our Peer Group, (2) net income (loss) and (3) Adjusted EBITDA.

CAP versus TSR
Compensation Actually Paid (in $ thousands)
Total Shareholder Return ($)
2,800
2,400
2,000
1,600
1,200
800
400
—
150.00
120.00
90.00
60.00
30.00
0.00
148.01
115.18
108.13
112.20
102.20
88.12
74.49
91.22
1,866
677
2,729
1,205
1,497
589
2,475
851
2020
2021
2022
2023
CEO CAP
Average Non-CEO NEOs CAP
CHUY TSR
Peer Group TSR

CAP versus Net Income (Loss)
Compensation Actually Paid (in $ thousands)
Net Income (Loss) (in $ thousands)
2,800
2,400
2,000
1,600
1,200
800
400
—
32,000
28,000
24,000
20,000
16,000
12,000
8,000
4,000
—
(4,000)
30,176
31,510
20,855
(3,294)
1,866
677
2,729
1,205
1,497
589
2,475
851
2020
2021
2022
2023
CEO CAP
Average Non-CEO NEOs CAP
Net Income

CAP versus Adjusted EBITDA
Compensation Actually Paid (in $ thousands)
Adjusted EBITDA (in $ thousands)
2,800
2,400
2,000
1,600
1,200
800
400
—
70,000
60,000
50,000
40,000
30,000
20,000
10,000
—
68,648
63,777
52,765
40,983
1,866
677
2,729
1,205
1,497
589
2,475
851
2020
2021
2022
2023
CEO CAP
Average Non-CEO NEOs CAP
Adjusted EBITDA

CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of Mr. Hislop's annual total compensation to the compensation of our median employee. Because SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio that the Company has reported below.
To identify the median employee, we utilized total gross wages (including reported tips) of all of our full-time and part-time employees who were employed by the Company on the last day of the fiscal year or December 31, 2023, other than Mr. Hislop. We redetermined our median employee because the population used in this calculation mainly consists of hourly employees and changes frequently. We used the last day of our fiscal year to make the determination. However, because our fiscal year end changes each year, this determination date is different from last year. We excluded from total gross wages certain unusual and non-recurring items not available to all employees, such as stock based compensation, to achieve a consistently applied compensation measure. We also annualized the compensation of our employees who were not employed by the Company for all of fiscal year 2023.
Our median employee was identified as a busser who worked an average of 29 hours per week. This total compensation figure reflects employment on a part-time basis, and is not necessarily representative of the compensation of other restaurant employees or of our overall compensation practices.
Based on the above determination, our median employee's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) was $22,782. Our CEO's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and as reported in the Summary Compensation Table) was $2,068,041.

Based on the foregoing, Mr. Hislop's annual total compensation for fiscal year 2023 was approximately 90 times our median employee's annual total compensation. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.
Our CEO pay ratio is not an element that the compensation committee considers in setting the compensation of our CEO, nor is our CEO’s compensation a material element that management considers in making compensation decisions for non-officer employees.

Certain Relationships and Related Party Transactions
Related Party Transactions Policy
Our audit committee reviews certain financial transactions, arrangements and relationships between us and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:
•any of our directors, director nominees or executive officers;
•any beneficial owner of more than 5% of our outstanding stock; and
•any immediate family member of any of the foregoing.
Our audit committee reviews any financial transaction, arrangement or relationship that:
•involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;
•would cast doubt on the independence of a director;
•would present the appearance of a conflict of interest between us and the related party; or
•is otherwise prohibited by law, rule or regulation.
The audit committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the audit committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee will report its action with respect to any related party transaction to the board of directors.
Equity Compensation Plan Information
The following table sets forth, in tabular format, as of December 31, 2023 a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
Equity compensation plans approved by security holders
2020 Omnibus Incentive Plan	290,270	(1)	—		743,699
2023 Employee Stock Purchase Plan	—		—		500,000
2012 Omnibus Equity Incentive Plan	64,390	(1)	35.81	(2)	—
Total	354,660		35.81		1,243,699
(1)Includes 290,270 and 62,968 shares underlying time-based restricted stock units under the 2020 Plan and the 2012 Plan, respectively.
(2)Weighted average exercise price of outstanding options excludes restricted stock units. The weighted average remaining contractual term of outstanding options was less than one year as of December 31, 2023.

Security Ownership of Management and Certain Beneficial Holders
The tables below set forth the beneficial ownership information of our common stock as of May 9, 2024 for:
•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person known to us to be the beneficial owner of more than 5% of our shares of common stock.
Unless otherwise noted below, the address of the persons and entities listed in the table is c/o Chuy’s Holdings, Inc., 1623 Toomey Rd., Austin, Texas 78704. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.
Beneficial ownership and percentage of beneficial ownership is based on 17,230,087 shares of our common stock outstanding as of May 9, 2024. Shares of common stock subject to options or restricted stock units that a person has the right to acquire or receive within 60 days of May 9, 2024 are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.
Directors and Named Executive Officers

NAME	BENEFICIALLY OWNED	PERCENT OF CLASS (1)
Steve Hislop	130,083	*
Jon Howie (2)	85,712	*
John Korman	10,779	*
John Mountford	16,332	*
Michael Hatcher	28,405	*
Saed Mohseni	13,007	*
Randall DeWitt	9,580	*
Ira Zecher	5,658	*
Jody Bilney	1,504	*
Nancy Freda-Smith	—	*

All Directors and Executive Officers as a group (10 persons)	301,060	1.7%
*    Indicates ownership of less than 1%.
(1)Based on shares of common stock outstanding as of May 9, 2024.
(2)Shares beneficially owned by Mr. Howie include 3,100 shares owned by his spouse.
Five Percent Holders
The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such entity, except that the percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on May 9, 2024.

NAME	NUMBER OF SHARES	PERCENTAGE OF OUTSTANDING SHARES
BlackRock, Inc. (1)	2,955,162	17.2%
Vanguard Group (2)	1,265,718	7.3%
Macquarie Group Limited (3)	1,066,379	6.2%
T. Rowe Price Investment Management, Inc. (4)	1,039,319	6.0%
Dimensional Fund Advisors LP (5)	897,008	5.2%
(1)According to Amendment No. 2 to Schedule 13G filed on January 22, 2024 by BlackRock, Inc., BlackRock, Inc. beneficially owns and has sole dispositive power with respect to 2,955,162 shares of our common stock and has sole voting power with respect to 2,915,917 shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2)According to Amendment No. 4 to Schedule 13G filed on February 13, 2024 by Vanguard Group, Vanguard Group beneficially owns 1,265,718 shares of our common stock and has sole dispositive power with respect to 1,220,205 shares of our common stock, and shared voting and dispositive power with respect to 29,400 and 45,513 shares of our common stock, respectively. The address of Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(3)According to Amendment No. 1 to Schedule 13G filed on February 14, 2024 by Macquarie Group Limited (“MGL”), Macquarie Management Holdings Inc. (“MMH”) and Macquarie Investment Management Business Trust (“MIMBT”), MGL beneficially owns 1,066,379 shares of our common stock and has no voting or dispositive power with respect to our shares, MMH beneficially owns 1,066,379 shares our common stock and has sole voting and dispositive power with respect to 1,066,379 shares of our common stock and MIMBT beneficially owns 1,066,379 shares of our common stock and has sole voting and dispositive power with respect to 1,066,379 shares of our common stock. The address of MGL is 50 Martin Place Sydney, New South Wales, Australia. The address of MMH and MIMBT is 610 Market Street, Philadelphia, PA 19106.
(4)According to Amendment No. 3 to Schedule 13G filed on May 10, 2024 by T. Rowe Price Investment Management, Inc., as of April 30, 2024, T. Rowe Price Investment Management, Inc. beneficially owns and has sole dispositive power with respect to 1,039,319 shares of our common stock and has sole voting power with respect to 1,031,659 shares of our common stock. The address of T. Rowe Price Investment Management, Inc. is 101 East Pratt St., Baltimore, MD 21201.
(5)According to Schedule 13G filed on February 9, 2024 by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP beneficially owns and has sole dispositive power with respect to 897,008 shares of our common stock and has sole voting power with respect to 877,038 shares of our common stock. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

Audit Committee Report
The audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, RSM US LLP, the audited financial statements of the Company for the year ended December 31, 2023 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from RSM US LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee

Ira Zecher (Chair)	Saed Mohseni	Randall DeWitt

Independent Public Accountants
Selection. RSM US LLP served as the Company’s independent registered public accounting firm in 2023 and 2022, and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2024. Representatives of RSM will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.
Audit and Non-Audit Fees. The following table presents fees billed for audit services rendered by RSM for the audit of the Company’s annual financial statements for 2023 and 2022, and fees billed for other services rendered by RSM.

	YEARS ENDED
	DECEMBER 31, 2023	DECEMBER 25, 2022
Audit fees (1)	$575,783	$529,815
Total	$575,783	$529,815
(1)Includes fees for audits of our annual financial statements and its internal control over financial reporting, reviews of the related quarterly financial statements, and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.
Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.
The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. All audit and non-audit services for 2023 and 2022 were pre-approved by the audit committee.
Shareholder Proposals for the 2025 Annual Meeting of Shareholders
In order to be included in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at 1623 Toomey Road Austin, TX, 78704 by February 14, 2025 and otherwise comply with all requirements of the SEC for stockholder proposals.
In addition, the Company’s Bylaws provide that any stockholder who desires to bring a proposal before an Annual Meeting of Stockholders must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s Annual Meeting of Stockholders. In the event the Annual Meeting of Stockholders is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s Annual Meeting of Stockholders, the notice must be received not later than the close of business on the later of the 90th calendar day prior to such Annual Meeting of Stockholders and the 10th calendar day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made. To be timely, a notice must be received no earlier than April 3, 2025 and no later than May 3, 2025. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to the Company no later than June 2, 2025.
Householding
As permitted under the Exchange Act, only one copy of the Notice or this proxy statement and annual report is being delivered to stockholders residing at the same address, who have consented to such delivery and unless such stockholders have notified us of their desire to receive multiple copies of the Notice or this proxy statement and annual report. We will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Chuy’s Holdings, Inc., 1623 Toomey Road, Austin, Texas, 78704, Attention: Secretary, Telephone: (512) 473-2783. Stockholders residing at the same address and currently receiving only one copy of the Notice or this proxy statement and annual report may contact our Secretary at the address above to request multiple copies of the Notice or this proxy statement and annual report in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice or this proxy statement and annual report may contact the Secretary at the address above to request that only a single copy of the Notice or this proxy statement and annual report be mailed to them in the future.
Availability of Form 10-K

Our Annual Report on Form 10-K is available online at www.chuys.com in the Investors section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC. Such requests should be addressed to Chuy’s Holdings, Inc., 1623 Toomey Road, Austin, Texas, 78704, Attention: Secretary.

Other Matters
The board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
By Order of the Board of Directors,
Tim Larson
Vice President, General Counsel and Secretary
Austin, Texas
June 13, 2024

Appendix A
Proposed Amendment to the Company's Certificate of Incorporation to Declassify the Board of Directors
For ease of reference, the marked copy of Article VII of the Certificate of Incorporation shows the deleted text through strike through format and the added text underlined.
ARTICLE VII
DIRECTORS
Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the number of the directors of the Company will not be less than four nor more than nine and will be fixed from time to time in the manner provided in the Bylaws of the Company. ~~The~~ Until the election of directors at the annual meeting of stockholders to be held in 2027, the directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At any meeting of stockholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office ~~in any class of directors~~. The directors ~~first~~ appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in ~~2013~~ 2025; the directors ~~first~~ appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in ~~2014~~ 2026; and the directors ~~first~~ appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in ~~2015~~ 2027, with the members of each class to hold office until their successors are elected and qualified. ~~At each succeeding~~ Until the annual meeting of ~~the~~ stockholders ~~of the Company~~ to be held in 2025, the successors to the class of directors whose term expires at ~~that~~ an annual meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Commencing with the election of directors at the annual meeting of stockholders to be held in 2025, directors will be elected by plurality vote of all votes cast at such meeting for a one-year term expiring at the next annual meeting of stockholders, and commencing with the election of directors at the annual meeting of stockholders to be held in 2027, the classification of the Board will terminate. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders only at an annual meeting of stockholders. Election of directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
Section 2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors must be given in the manner provided in the Bylaws of the Company.
Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with ~~the preceding sentence~~ this Section prior to the annual meeting of stockholders to be held in 2027 will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and qualified. Any director elected in accordance with this Section at or after the annual meeting of stockholders to be held in 2027 will hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.
Section 4. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders ~~only for cause and~~ only in the manner provided in this Article VII, Section 4; provided that until the election of directors at the annual meeting of stockholders to be held in 2027, such removal may only be for cause. At any annual meeting or special meeting of the stockholders, the notice of which identifies the director or directors proposed to be removed and states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such director or directors ~~for cause~~.
Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article VII. The amendment or repeal of, or the adoption of any provision inconsistent with, this Article VII must be by written ballot.

VOTE BY INTERNET - www.proxyvote.com or scan QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 31, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

CHUY'S HOLDINGS, INC. 1623 TOOMEY ROAD AUSTIN, TX 78704
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 31, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
1.Election of Directors	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
01) Randall DeWitt	02) Nancy Freda-Smith

The Board of Directors recommends you vote FOR proposal 2.					For	Against	Abstain
2.Approval of the non-binding, advisory vote on executive compensation.					☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on proposal 3.				1 Year	2 Years	3 Years	Abstain
3.The frequency in which the Company will hold future non-binding, advisory votes on executive compensation.				☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 4 and 5.					For	Against	Abstain
4.Approval of an amendment to the Company’s Certificate of Incorporation to declassify the board of directors.					☐	☐	☐
5.The ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for 2024.					☐	☐	☐
Note: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

CHUY'S HOLDINGS, INC.
Annual Meeting of Stockholders
August 1, 2024	9:00 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Steve Hislop, Jon Howie and Tim Larson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHUY'S HOLDINGS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time on August 1, 2024, at Chuy’s Holdings, Inc., 1623 Toomey Rd., Austin, TX 78704, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side